UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2015

Wells Fargo Commercial Mortgage Trust 2015-SG1

(Exact name of Issuing Entity)

Wells Fargo Commercial Mortgage Securities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Société Générale
Liberty Island Group I LLC
Basis Real Estate Capital II, LLC
Natixis Real Estate Capital LLC
Wells Fargo Bank, National Association

(Exact Names of the Sponsors as Specified in their Charters)

North Carolina	333-195164-12	56-1643598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 South College Street, Charlotte, North Carolina	28288-1066
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (704) 374-6161

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 27, 2015, Wells Fargo Commercial Mortgage Securities, Inc. (the “Registrant”) caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2015 (the “Pooling and Servicing Agreement”), between the Registrant, as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Trimont Real Estate Advisors, Inc., as trust advisor, Wells Fargo Bank, National Association, as certificate administrator, as tax administrator and as custodian, and Wilmington Trust, National Association, as trustee, of the Wells Fargo Commercial Mortgage Trust 2015-SG1, Commercial Mortgage Pass-Through Certificates, Series 2015-SG1 (the “Certificates”). The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class X-A, Class B, Class C, Class PEX and Class D Certificates (collectively, the “Publicly Offered Certificates”) were sold to Wells Fargo Securities, LLC, SG Americas Securities, LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Natixis Securities Americas LLC, as underwriters (collectively, in such capacities, the “Underwriters”), pursuant to an Underwriting Agreement, dated as of August 18, 2015, between the Registrant, Wells Fargo Bank, National Association, and the Underwriters.

On August 27, 2015, the Class X-E, Class X-F, Class X-G, Class E, Class F, Class G, Class V and Class R Certificates (collectively, the “Privately Offered Certificates”) were sold to Wells Fargo Securities, LLC, SG Americas Securities, LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Natixis Securities Americas LLC, as initial purchasers (collectively, in such capacities, the “Initial Purchasers”), pursuant to a Certificate Purchase Agreement, dated as of August 18, 2015, between the Registrant, Wells Fargo Bank, National Association, and the Initial Purchasers. The Privately Offered Certificates were sold in transactions exempt from registration under the Securities Act of 1933, as amended.

The Certificates represent, in the aggregate, the entire beneficial ownership in Wells Fargo Commercial Mortgage Trust 2015-SG1, a common law trust fund formed on August 27, 2015 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Issuing Entity’s primary assets are seventy-two (72) commercial and multifamily mortgage loans (the “Mortgage Loans”). The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Registrant from Société Générale, Liberty Island Group I LLC, Basis Real Estate Capital II, LLC, Natixis Real Estate Capital LLC and Wells Fargo Bank, National Association.

The Registrant sold all of the Publicly Offered Certificates, having an aggregate certificate principal balance of $659,022,000, on August 27, 2015. The net proceeds of the offering to the Registrant of the issuance of the Publicly Offered Certificates, after deducting expenses payable by the Registrant of $6,389,070 were approximately $692,780,062. Of the expenses paid by the Registrant, approximately $16,100 were paid directly to affiliates of the Registrant, $1,843,831 in the form of fees were paid to the Underwriters, $472,422 were paid to or for the Underwriters and $4,056,718 were other expenses. All of the foregoing expense amounts are the Registrant’s reasonable estimates of such expenses. No underwriting discounts and commissions or finder’s fees were paid by the Registrant; the Publicly Offered Certificates were offered by the Underwriters for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale. The Registrant also sold to the Initial Purchasers on such date the Privately Offered Certificates, having an aggregate principal amount of $57,306,406, in each case in private placement transactions exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act. Further information regarding such sales has been previously provided on the Registrant’s Current Report on Form 8-K, filed August 27, 2015 (including, as to the price per class of Publicly Offered Certificates, on Schedule I to the Underwriting Agreement filed as an exhibit thereto) and in its Prospectus Supplement, dated August 19, 2015, to the accompanying Prospectus, dated August 3, 2015. The related registration statement (file no. 333-195164) was originally declared effective on June 25, 2014.

In connection with the issuance and sale to the Underwriters of the Publicly Offered Certificates, a legal opinion was rendered related to the validity of, and certain federal income tax considerations relating to, the Publicly Offered Certificates, which legal opinion is attached as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

5.1	Legality Opinion of Sidley Austin LLP, dated August 27, 2015.

8.1	Tax Opinion of Sidley Austin LLP, dated August 27, 2015 (included as part of Exhibit 5.1).

23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC.

	By:	/s/ Lee Green
Name: Lee Green
Title: Director

Dated: August 27, 2015

Exhibit Index

Exhibit No.	Description
5.1	Legality Opinion of Sidley Austin LLP, dated August 27, 2015.

8.1	Tax Opinion of Sidley Austin LLP, dated August 27, 2015 (included as part of Exhibit 5.1).

23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).